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                                                                    EXHIBIT 99.7

                     [LETTERHEAD OF ABN AMRO INCORPORATED]

                                                                  August 9, 2001

     We hereby consent to the inclusion in the Registration Statement on Form S-4 of Johnson & Johnson and the Registration Statement on Form S-4 of Inverness Medical Innovations, Inc., with respect to the proposed split-off and merger, which Registration Statements are being filed with the Securities and Exchange Commission on August 13, 2001, of our opinion letter appearing as Annex 7 to the Proxy Statement/Prospectus which is part of the Registration Statements, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statements within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ ABN AMRO Incorporated

                                          ABN AMRO Incorporated